EXHIBIT 10.4

$__________                                                        June 11, 2003
                                                      Woodland Hills, California

                      BRILLIANT DIGITAL ENTERTAINMENT, INC.

                                 PROMISSORY NOTE


         FOR VALUE RECEIVED, Brilliant Digital Entertainment, Inc., a Delaware corporation ("BORROWER"), located at 6355 Topanga Canyon Boulevard, Suite 120, Woodland Hills, CA 91367, hereby unconditionally promises to pay to the order of _____________ ("LENDER"), and his successors, endorsees, transferees and assigns (together with Lender, "HOLDER"), the principal sum of ___________________, and any unpaid accrued interest thereon, as set forth below. The principal amount of this Note, and any unpaid interest accrued thereon, shall be due and payable in full on August 10, 2003 (the "MATURITY DATE") in the manner provided for in
SECTION 2 below.

         1. INTEREST. Borrower agrees to pay simple interest on the unpaid principal amount hereof. Interest shall accrue from the date hereof until this
Note is paid in full at a rate equal to ten percent (10%) per annum. Interest shall be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed in the period during which it accrues. In no event shall the interest paid hereunder, together with any other consideration paid or agreed to be paid for the use, forbearance or detention of money advanced hereunder, exceed the highest lawful rate permissible under any law which a court of competent jurisdiction may deem applicable hereto. In the event that such a court determines that the Holder has charged, received or contracted to receive interest hereunder in excess of the highest lawful rate permissible, the interest payable hereunder shall automatically be reduced to the maximum rate permitted by law, and the Holder shall promptly refund to Borrower any interest received by it in excess of the maximum lawful rate (with such reduction and refund being made first with respect to cash interest amounts paid or payable under this Note, and thereafter with respect to any other consideration received by the Holder). It is the intent hereof that Borrower not pay or contract to pay, and that the Holder not receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may lawfully be paid by Borrower under applicable law.

         2. PAYMENT. All payments of principal, interest and all other amounts payable in respect of this Note shall be made by wire transfer in lawful money of the United States of America in immediately available Federal funds, to an account furnished to Borrower in writing for that purpose at least two (2) business days prior to the Maturity Date. Holder shall, before disposing of this Note or any part hereof, make a notation hereon of all principal and interest payments previously made hereunder and of the date to which interest hereon has been paid; PROVIDED, HOWEVER, that the failure to correctly make a notation of any payment made on this Note shall not limit or otherwise affect the obligation of Borrower under this Note with respect to the loan evidenced hereby or payments of principal or interest on this Note.


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         3.       PREPAYMENT.  Borrower may not prepay this Note, in whole or in part, without the prior written consent of the Holder. Any partial prepayment, to the extent permitted by Holder, shall not affect the obligation to continue to pay in full the amount of the payments hereunder until the entire unpaid principal balance hereof and all accrued interest hereon has been paid in full. Any such prepayment shall be applied first to interest and then to principal.

         4.       TRANSFERS.

                  (a) This Note and all rights hereunder are transferable, in whole or in part, upon surrender of the Note with a properly executed assignment, in the form prescribed by Borrower, at the principal office of Borrower; PROVIDED, HOWEVER, that, except for transfers by Holder of all or any portion of this Note to any parent, subsidiary or affiliate of Holder or to any officer, director, partner or member of any such parent, subsidiary or affiliate, this Note may not be transferred in whole or in part without the prior written consent of Borrower.

                  (b) Until any transfer of this Note is made in the Note register, Borrower may treat the registered Holder as the absolute owner hereof for all purposes; PROVIDED, HOWEVER, that if and when this Note is properly assigned in blank, Borrower may (but shall not be required to) treat the bearer hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

                  (c) Borrower will maintain a register containing the names and addresses of the registered Holders of this Note. Any registered Holder may change such registered Holder's address as shown on the Note register by written notice to Borrower requesting such change.

         5. TRANSFER BY BORROWER. Borrower may not assign, and no person may assume, any of the obligations of Borrower under this Note without the prior written consent of Holder, which consent may be granted or withheld in Holder's sole discretion, and any attempt to do so without such consent shall be void.

         6.       EVENTS OF DEFAULT; REMEDIES.

                  (a) EVENTS OF DEFAULT. The occurrence of any of the following shall constitute an Event of Default hereunder:

                           (i) Default in the payment of the principal of or interest on the indebtedness evidenced by this Note in accordance with the terms of this Note;

                           (ii) A default or event of default shall occur in respect of any of the other indebtedness of Borrower that exceeds, in the aggregate, $75,000 and, if subject to a cure right, such default or event of default shall not be cured within the applicable cure period;

                           (iii) Borrower shall be liquidated, dissolved, partitioned or terminated, or the charter thereof shall expire or be revoked; or

                           (iv) Borrower (i) shall generally not pay or shall be unable to pay its debts as such debts become due, or (ii) shall make an assignment for the benefit of


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         creditors or petition or apply to any tribunal for the appointment of a custodian, receiver or trustee for it or a substantial part of its assets, or (iii) shall commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect, or (iv) shall have had any such petition or application filed or any such proceeding commenced against it that is not dismissed within thirty (30) days, or (v) shall indicate, by any act or intentional and purposeful omission, its consent to, approval of or acquiescence in any such petition, application, proceeding or order for relief or the appointment of a custodian, receiver or trustee for it or a substantial part of its assets, or (vi) shall suffer any such custodianship, receivership or trusteeship to continue undischarged for a period of thirty (30) days or more.

                  With respect to any Event of Default described above in SUBSECTION 6(A)(V) that is capable of being cured and that does not already provide its own cure procedure (a "CURABLE DEFAULT"), the occurrence of such Curable Default shall not constitute an Event of Default hereunder if Borrower provides notice to Holder of such Curable Default in accordance with the provisions hereof within three (3) business days of Borrower learning of such default and such Curable Default is fully cured and/or corrected within fifteen
(15) days of Borrower's notice thereof to Holder.

                  (b) ACCELERATION OF MATURITY; REMEDIES. Upon the occurrence of any Event of Default described in SUBSECTION 6(A)(IV), the indebtedness evidenced by this Note shall be immediately due and payable in full; and upon the occurrence of any other Event of Default described above, Holder at any time thereafter may at its option accelerate the maturity of the indebtedness evidenced by this Note without notice of any kind. Upon the occurrence of any such Event of Default and the acceleration of the maturity of the indebtedness evidenced by the Note:

                           (i) Holder shall be immediately entitled to exercise any and all rights and remedies possessed by Holder pursuant to the terms of this Note; and

                           (ii) Holder shall have any and all other rights and remedies that Holder may now or hereafter possess at law, in equity or by statute.

                  (c) REMEDIES CUMULATIVE; NO WAIVER. No right, power or remedy conferred upon or reserved to Holder by this Note is intended to be exclusive of any other right, power or remedy, but each and every such right, power and remedy shall be cumulative and concurrent and shall be in addition to any other right, power and remedy given hereunder or now or hereafter existing at law, in equity or by statute. No delay or omission by Holder to exercise any right, power or remedy accruing upon the occurrence of any Event of Default shall exhaust or impair any such right, power or remedy or shall be construed to be a waiver of any such Event of Default or an acquiescence therein, and every right, power and remedy given by this Note to Holder may be exercised from time to time and as often as may be deemed expedient by Holder.

         7. NOTICES. Any notice required by the provisions of this Note to be given to Holder shall be delivered personally, telecopied, or sent by certified mail or overnight via nationally recognized courier service (such as Federal Express), addressed to Holder at the address


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appearing on the books of Borrower. The date of personal delivery or telecopy or two (2) business days after the date of mailing (or the next business day after delivery to such courier service), as the case may be, shall be the date of such notice.

         8. GOVERNING LAW. THIS NOTE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND SHALL BE GOVERNED BY, THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THEREOF.

         9. WAIVER OF JURY TRIAL. Borrower and Holder each waive all right to trial by jury in any action or proceeding to enforce or defend any rights or remedies hereunder or relating hereto.

         10. WAIVERS. Borrower waives presentment for payment, demand, notice of demand, notice of nonpayment or dishonor, protest and notice of protest of this Note, and all other notices in connection with the delivery, acceptance, performance, default or enforcement of the payment of this Note, and Borrower agrees that its liability shall be unconditional, without regard to the liability of any other party, and shall not be affected in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consented to by Holder.

         11. ATTORNEYS FEES. Borrower promises to pay all reasonable costs and expenses, including attorneys' fees, incurred in the collection and enforcement of this Note, including, without limitation, enforcement before any court and including all appellate proceedings.

         12. SEVERABILITY. Wherever possible each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note and shall be interpreted so as to be effective and valid.


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         IN WITNESS WHEREOF, Borrower has executed and delivered this Note as of the day and year and at the place first written above.

                             BRILLIANT DIGITAL ENTERTAINMENT, INC.,
                             a Delaware corporation


                             By:
                                    -----------------------------------
                                    Tyler Tarr
                             Title: Chief Financial Officer


















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